SNOW LAKE LITHIUM

ISSUER FREE WRITING PROSPECTUS
Snow Lake Resources Ltd., d/b/a Snow Lake Lithium Ltd.
Dated November 12, 2021
Filed Pursuant to Rule 433
Related to the Preliminary Prospectus dated November 04, 2021 and Registration Statement No. 333-254755



ENABLING A SUSTAINABLE FUTURE

Nasdaq: LITM

DISCLAIMER & F ORW A R D - LOO K ING ST A TEMENTS N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 2 No securities commission or securities regulatory authority or other regulatory authority has reviewed, passed upon or endorsed the accuracy or adequacy of this document . Any representation to the contrary is unlawful and is expressly disclaimed by Snow Lake Resources Ltd . , d/b/a Snow Lake Lithium Ltd . (“Company”) . The information contained in this presentation does not purport to be all - inclusive or to contain all information that prospective investors may require . Prospective investors are encouraged to conduct their own analysis and reviews of the Company and of the information contained in this presentation . Prospective investors should consult their own professional advisors to assess their potential investment in the Company . The remarks contained in this presentation (“Presentation” may contain forward - looking statements relating to the Company’s operations or to its business environment . Such statements are based on the Company’s operations, forecasts, and projections, but are not guarantees of future performance and involve risks and uncertainties that are difficult to predict or control . A number of factors could cause actual outcomes and results to differ materially from those expressed . Although any such forward - looking statements are based upon what management believes to be reasonable assumptions, the Company cannot guarantee that actual results will be consistent with these forward - looking statements . In addition, the Company disclaims any obligation to update or revise any forward - looking statements, for any reason . We also do not commit in any way to guarantee that we will continue reporting on items or issues that arise . This Presentation has been provided to the recipient for information purposes only and no representation or warranty, express or implied, is made as to the completeness or accuracy of the information contained herein . The contents are not to be reproduced or distributed to the public or press . The information contained herein is not guaranteed as to its accuracy or completeness . Throughout this Presentation various logos and trademarks will be used . These trademarks and logos are the property of their respective owners . This presentation contains or references to certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources . Although Snow Lake Lithium believes these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainly due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties . Snow Lake Lithium has not independently verified any of the data from third party sources referred to in this presentation and accordingly, the accuracy and completeness of such data is not guaranteed . An investment in the Company's securities should be considered highly speculative . There is no guarantee that an investment in the Company will earn any positive return in the short or long term . An investment in the Company is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment . There are certain risk factors associated with an investment in the Company’s securities . In addition, there are a number of risk factors that could cause future results to differ materially from those described herein . Additional risks and uncertainties, including those that the Company does not know about now or that it currently deems immaterial, may also adversely affect the Company’s business or any investment therein .

SNOW LAKE LITHIUM FREE WRITING PROSPECTUS STATEMENT N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 3 This presentation highlights basic information about us and the proposed offering. Because it is a summary, it does not contain all of the information that you should consider before investing. We have filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this presentation relates, which registration statement has not yet been declared effective by the SEC (File No . 333 - 254755 ) . Before you invest, you should read the preliminary prospectus and the registration statement (including the risk factors described therein) for more complete information about us and the offering . You may access these documents for free by visiting EDGAR on the SEC Website at http : //www . sec . gov . Alternatively, we or any underwriter participating in the offering will arrange to send you the prospectus if you contact ThinkEquity LLC, Prospectus Department, 17 State Street, 22 nd Floor, New York, New York 10004 , telephone : (646) 968 - 9355 or e - mail : prospectus@think - equity . com . This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction . The offering is only being made by means of the prospectus .

OFFERING SUMMARY

Offering Size	USD $20 Million
Shares Offered	2,857,143*
Expected Price Range	$6.50 - $7.50
Symbol / Listing	Nasdaq: LITM
Use of Proceeds	Resource development activities including additional exploratory drilling, the preparation of a PEA, other technical studies and reports, possible strategic acquisitions; and marketing and general corporate purposes
Sole Book Runner	ThinkEquity

*Assuming an initial public offering (IPO) price of $7.00 per share, which is the midpoint of the estimated range of the IPO price



SNOW LAKE LITHIUM Nasdaq: LITM ENABLING A SUSTAINABLE FUTURE 4

OUR S TO R Y Snow Lake Lithium (SLL) is committed to operating a fully renewable and sustainable lithium mine that can deliver a completely traceable, carbon neutral and zero harm product to the electric vehicle and battery market in North America. N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 5

INVESTMENT HIGHLIGHTS

- Positioned to capitalize on the rapid growth in demand for lithium, driven by the electrification of the global automobile fleet
- Powered by 100% renewable energy and launching the first fully electric lithium mine
- Geographic proximity to the expanding North American electric vehicle and battery production positions us as an integral provider of sustainable raw materials
- Based on current resource, a fully functioning lithium mine could produce 160,000 tonnes per annum of 6% lithium spodumene concentrate over an 8-10 year period
- 13,828 acre site has only been 5% explored and already uncovered 11.1 million metric tonnes indicated and inferred resource at 1% Li_2O
- Leadership team of experienced mining executives and operators, with a track record of de-risking and delivering

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 6

A BUSINESS THAT BALANCES PURPOSE AND PROFIT

We aim to become the world's first lithium mine to achieve certified "B Corporation" status

Committed to integrating sustainability in all corporate strategy and decision-making processes, as well as effective risk-management strategies and systems based on sound science.

Certified B Corporation

B Corporation

A "Certified B Corporation" is a business that meets the highest standards of verified social and environmental performance, public transparency, and legal accountability to balance profit and purpose.

B Corporations are legally required through their articles of incorporation to consider the impact of their decisions on all their stakeholders. The B Corporation legal framework helps companies protect their mission through capital raises and leadership changes and gives directors more flexibility when evaluating potential sale and liquidity options.

For more details: www.bcorporation.net

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 7

IN 2020 LITHIUM PRODUCTION FELL 4.6% Lithium production by Country and demand projections 2020 Global Lithium mine production (and reserves) in thousand tonnes: 40.0 (4,700) — Australia 20.6 (9,200) — Chile 1 4 . 0 (1,5 0 0 ) — C hina 6 . 2 ( 1 , 9 0 0 ) — A r g e n t ina 1 . 9 ( 9 6) — B r a z il 1 . 2 ( 2 2 0) — Z i mb a bwe 0 . 9 (60) — P o r t u g a l 0 . 9 ( 7 5 0 ) — U S 0 . 5 (530) — RoW ( i nc l u ding C a n a da ) S u p p ly s h o rt f a lls e x p e c t e d ( M T ) d e s pite new p l a n n e d l i th i u m m i ni ng o p e r a ti o ns Source: includes data from US Geological Survey, British Geological Survey © U K R I a nd W o rl d M i ni ng D a t a 6,000,000 4 , 5 00 , 0 0 0 3,000,000 1, 5 00 ,0 0 0 2015 2020 2025 2030 2035 2040 P r o j e ct S u pp ly T o t a l D e m an d Source: Benchmark Mineral Intelligence – Lithium Forecast, Q1 2021 N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 8

USA BATTERY PRODUCTION
SET TO GROW SIGNIFICANTLY

Government policy mandating support for locally sourced lithium

- Over-reliance on China (>70% of worldwide capacity for lithium-ion batteries) is seen as a USA national security risk.
- June 2021: White House announces plan to secure an end-to-end domestic supply chain for advanced batteries
  - $17 billion of loan authority for Dept. of Energy (DOE)
  - DOE to release National Blueprint for Lithium Batteries
- Recent investments announced:
  - **Ford** and **SK Innovation**: "BlueOvalSK" JV to produce ~60 GWh annually in traction battery cells and array modules starting mid-decade
  - **GM** and **LG Chem** building one of the world's largest battery facilities in Ohio; considering building two more plants in the next four years
  - **Panasonic** to boost production capacity of batteries for **Tesla** in Nevada in an investment expected to exceed $100 million

"We need automakers and other companies to keep investing here in America and not take the benefits of our public investments and expand electric vehicles and battery manufacturing abroad."

President Biden
May 2021

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 9

GLOBAL LITHIUM DEMAND WILL MORE THAN DOUBLE BY 2024 Driven by acceleration of battery production Forecasted growth in lithium demand: Global Lithium Consumption vs Electric Vehicle Battery Demand, 2014 - 2024 • 47.3 kt i n 2020 to 117.4 k t i n 2024 ( C A G R o f 25 . 5% ) 1 • 1 8 5 kt p er y ear b y 2030 (Source: IEA Global EV O u t l oo k) 2 • c . 6 5 % o f g l o bal l i t h i u m is u s ed f o r b atte r y p r o d u c t i o n 1 1 Source: GlobalData, Mining Intelligence Center 2 S o u r c e : I E A Glo b a l E V O u t l o o k Source: GlobalData, Mining Intelligence Center, www.globaldata.com N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 10

ELECTRIC VEHICLE PRODUCTION DRIVING DEMAND FOR LITHIUM The global market is set to grow with a CAGR of 30% this decade O u t l o o k f o r EV M a r k e t S h a r e by M a j o r Regio n • Estimated worldwide EV sales: • 2 . 5 milli o n in 2 0 2 0 • 11 . 2 milli o n in 2 0 2 5 • 3 1 . 1 mill i o n b y 2 0 3 0 • EVs to represent c.32% of annual new car sales by 2030. • Policymakers are pushing OEMs towards lower emissions. Fuel economy regulations, quota systems and city policies all play a growing role • Batteries keep getting better and charging speeds are also rising • By the mid - 2020s, EVs are expected to reach up - front price parity – without subsidies – with internal combustion vehicles in most segments Source: Deloitte Analysis, IHS Markit, EV - Volumes.com N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 11

DEMAND FOR EVs DRIVEN BY
CORPORATE NET ZERO AMBITION

Decarbonizing corporate fleets is a key focus for many


prime

Amazon plans to have 10,000 custom electric delivery vehicles on the road by 2022, and 100,000 by 2030. The EVs will help Amazon reach its goal of being carbon neutral by 2040.


FedEx
Express
fedex.com

FedEx's entire parcel pickup and delivery fleet will be zero-emission EVs by 2040. The company plans to invest $2 billion into vehicle electrification, sustainable energy, and carbon sequestration.


ups
Worldwide Services

In 2020, UPS ordered 10,000 purpose-built electric vehicles from Arrival. The initial 10,000 vehicles are being rolled out in the UK, Europe and North America from 2020 to 2024, at an annual cost of hundreds of millions of dollars.

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 12

OEMs MAKING PUBLIC COMMITMENTS TO CAPTURE THE MARKET By 2023 more than 300 electric and plug - in hybrid models will be available 100% of sales from EVs by 2040 All - electric by 2035 Investing $7.4B in US EV production facilities Half of sales electric by 2025 Investing $30B in EVs by 2023 50% of sales from EVs by 2025 $30B commitment to EVs by 2025 Introducing 10 EVs by 2022 N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 13

OEMs FOCUSED ON SUSTAINABLY SOURCED MATERIALS

Traceability of raw materials is a key supply chain risk

GM: Global Purchasing & Supply Chain enrolling 100% of strategic suppliers in Sustainability Goals Framework

Volvo: Procurement uses a sustainability risk model for rating all suppliers and the country of origin

Toyota: Supplier CSR Guidelines require Tier-1 suppliers to deploy policies to their suppliers

Honda: Supplier Sustainability Guidelines & Green Purchasing Guidelines for all suppliers

Ford: Recently joined the Initiative for Responsible Mining Assurance (IRMA) to promote the use of comprehensive, third-party assessments of mining practices

VW: Sustainability requirements are enshrined in contracts and specifications

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 14

…AND ARE NOW FACTORING
TOTAL SUPPLY CHAIN EMISSIONS

OEMS are committed to reducing their Scope 3 carbon emissions

The automotive industry has largely focused on the reduction of tailpipe emissions; reducing material production emissions should also be a priority.

*"Since 65-80% of emissions an automobile generates are from tailpipe emissions, and corresponding indirect emissions come from fuel supply, the industry has understandably focused on electrifying powertrains. However, to reach the full potential of automotive decarbonization — and achieve the zero-carbon car — **industry players now must turn their attention to material emissions as well**."*

The zero-carbon car: **Abating material emissions is next on the agenda** – McKinsey (September 2020)

The all-electric ID.3 is the first Volkswagen ever that is not just produced with a carbon-neutral balance but which is also delivered with a carbon-neutral balance.

Percent of Total Current Lifecycle Emissions of Internal Combustion Engine Vehicles


~100
4–6
4–8
60–70
5–10
18–22
3–5
4–6
4–8
65–80
60–70
5–10
18–22
3–5
Total lifecycle emissions[1]
Logistics
Production and assembly
Fuel supply and tailpipe
Material production
End-of-life materials recovery

Source: Natural and bio Gas Vehicle Association; expert interviews; McKinsey analysis

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 15

TRANSPORTATION A MAJOR CONTRIBUTOR TO CLIMATE CHANGE

Global CO_2 Emissions from Transportation



74.5% of transport emissions come from road vehicles
2.2% Other
1.0% Rail
45.1% Road (passenger)
(includes cars, motorcycles, buses and taxis)
29.4% Road (freight)
(includes trucks and lorries)
11.6% Aviation
10.6% Shipping

Electric vehicles are key to meeting emission targets

- Transportation accounts for around a fifth of global CO_2 emissions
- Unlike sectors such as marine transportation and aviation, light passenger vehicles have a clear technological path to net-zero emissions by 2050: electrification
- Consumption of c.0.6 million barrels of oil products per day averted by EV use in 2019
- 17 countries have announced 100% zero-emission vehicle targets, or the phase-out of internal combustion engine vehicles by 2050
- USA climate envoy John Kerry described November's COP26 Conference as "the last best chance" to avert the worst environmental consequences for the world

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 16

HIGHLIGHTS OF THE THOMPSON BROTHERS LITHIUM PROJECT • Property includes multiple spodumene pegmatite dykes, which typically appear in clusters • Indicated resource estimate of 9.08 Mt @ 1 .00% L i 2 O ; i n f erred resou r c e e s t im a t e o f 1 .97 Mt @ 0.98% Li 2 O using a 0.3% Li 2 O cut - off grade • I n i t ial t es t i n g s u gges t s t h at a f u ll y f un c t io n i n g l i t h ium m i n e c o u l d pr o d u c e 1 60k t o nn es per annum of 6% lithium ore concentrate over an 8 to 10 year period • Potential to significantly increase the resource t h r o u gh a t arge t ed d ri ll i n g s t ra t egy N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 17

THOMPSON BROTHERS
LITHIUM PROJECT

Located in mining-friendly jurisdiction with access and infrastructure

Large Secure Land Position

- Snow Lake has a strong land position encompassing 13,828 acres

Pro Mining Community

- HudBay operates the Lalor Mine and concentrator in the Snow Lake district
- Recent investments in the district by several mining companies demonstrate high confidence in the potential for new mine discoveries
- Nearly a century of historic and consistent mining in the area

Access

- Year round access to the Property can be gained via boat, barge, helicopter or winter ice/bush roads

Existing Infrastructure

- Powerline traversing the Property
- Airstrip located 8.5km to the north
- Major Road access within 11km
- Railway access 65km to the south



N
Osborne Lake
Thompson Brothers Lithium Property
Snow Lake
Lalor Mine
Stall Lake Concentrator
Tailings Inpoundment
Mill
SG Pit
Zoro Pit
Substation
Fresh Water Supply
Power Line
Herb Lake
Wekusko Lake
Highway 392
Herb Lake Landing
Flin Flon (200 km)
0 2.5 5 10
Kilometers
Highway 39
Regional Location Map
Thompson Brothers Lithium Project
Snow Lake, Manitoba
SNOW
Slurry Dewatering Rail Load Out

Map 1

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 18

THOMPSON BROTHERS
PROJECT HIGHLIGHTS


TB Pegmatites
SG Pegmatites
Kilometers
Wekusko Lake
Property Geology Map
Thompson Brothers Lithium Project
Snow Lake, Manitoba
SNOW

The lithium enriched Thompson Brothers (TB) and Sherritt Gordon (SG) pegmatite dyke clusters occur on either side of the Crowduck Bay Fault that bisects the property

Drill results show promise of significant lithium resource

Excellent Dimensions

- The Thompson Brothers deposit has been drill tested over a 1Km strike and to a vertical depth of 1/2 Km
- The deposit is tabular in form and dips near vertical

Excellent Widths

- The deposit averages 7 to 10m in true width

Consistent Grades

- Li_2O grades within the deposit are consistent from contact to contact and drill hole to drill hole. Simplest structure possible making it easier to predict

Mining

- Snow Lake sees the potential for an underground mining operation accessed via ramp at Thompson Brothers and potential open pit opportunities at Sheritt Gordon.
- A small open pit could be used to extract the crown pillar to the deposit at Thompson Brothers.

Exploration Upside

- Snow Lake Lithium is confident it can delineate significant additional lithium resources along strike and down dip at the Thompson Brothers deposit
- Additional resources can also be developed within the SG Pegmatite cluster. Historical drilling in 1942 confirmed spodumene in 20 holes (not included in existing resource)

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 19

A ZERO CARBON MINE
POWERED BY RENEWABLE ENERGY

Working together with leading partners to ensure emissions are net zero

Manitoba Hydro

One of Canada's largest integrated electricity and natural gas distribution utilities, with over 97% of electricity produced from hydroelectric renewable.

meglab

A leading innovator in mining technology, providing power solutions for sustainable development. Meglab signed an MOU with Snow Lake Lithium to develop the world's first all-electric lithium mine.

"As trends in the mining industry shift towards electrical power, the experienced power solutions team and communications experts at Meglab have developed industry leading solutions to meet the challenges brought on by this shift – We are excited to partner with Snow Lake Lithium on the world's first all-electric lithium mine."

Louis Valade
President, Meglab

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 20

PERFECTLY POSITIONED TO SUPPLY A CRITICAL RESOURCE **TO THE NORTH AMERICAN EV AND BATTERY MARKET**

- Global lithium demand is set to more than double by 2024, mainly driven by electric vehicle (EV) and battery production needed to reduce global carbon emissions
- As EV and battery production in North America increases, Snow Lake Lithium will deliver this critical resource in the most sustainable way
- We are a business that balances purpose and profit, which is set to benefit from the transition to electric transportation



Snow Lake Lithium
N
Osborne Lake
Thompson Brothers Lithium Property
Snow Lake
Tailings Impoundment
Mill
SG Pit
Zoro Pit
Substation
Stall Lake Concentrator
Fresh Water Supply
Power Line
Herb Lake
Wekusko Lake
Highway 392
Herb Lake Landing
Highway 39
0 2.5 5 10
Kilometers
Regional Location Map
Thompson Brothers Lithium Project
Snow Lake, Manitoba
SNOW
Slurry Dewatering Rail Load Out
Map 1

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 21

CLOSE PROXIMITY TO LOW EMISSION TRANSPORTATION NODES Arctic Gateway Group (owner of Hudson Bay Railway) is made up of 627 miles of former Canadian National (CN) trackage, with a network that connects with CN in The Pas. Easy access to Global manufacturing centres by rail a n d s e a • 35 km from Hudson Bay Railway • Direct access South to the U n i ted S tates r a il n etwo r k • Direct access North to Port of Churchill (Europe by ship) S n o w L a ke Lithium N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 22

STRATEGICALLY LOCATED TO SUPPLY
THE NORTH AMERICAN "AUTO ALLEY"

Located at the tip of the NAFTA "superhighway" with easy access to North American battery and electric vehicle manufacturing sites.

Addresses three major issues for manufacturers:

- North American source of lithium
- Low transportation costs
- Reducing supply chain emissions

1. **Snow Lake Lithium**
2. Ford Ion Park, Southeast MI
3. LG Chem battery facility, Holland, MI
4. GM/LG Chem battery plant (2022), Lordstown, OH
5. Panasonic/Tesla battery facility, Reno, NV
6. GM/LG Chem battery plant (proposed), Spring Hill, TN



1
Churchill
Vancouver
Seattle
Duluth
Montreal
Ottawa
2
3
Toronto
Pocatello
Iowa Inland Port
Chicago
Omaha
4
5
Denver
Kansas City
6
Oklahoma City
Los Angeles
Long Beach
Alliance Texas
Denton
Ft. Worth
Dallas
San Antonio
Laredo
85
Houston
Corpus Christi
Gomez Palacio
Monterrey

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 23

FULLY INTEGRATED PROCESSING STRATEGY

Converting ore to battery-grade lithium

1

Ore is extracted from the ground at c.1% Li_2O

2

Ore is then crushed and sorted resulting in a more concentrated rock with c.2% Li_2O

3

Floatation plants turn concentrated rock into 6% Li_2O lithium spodumene

4

Lithium spodumene is processed at hydroxide plants to create battery-grade lithium

Located at mining site (steps 1–3)

Offsite hydroxide facility (step 4)

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 24

KEY TIMELINE Current estimates for timing of key milestones at Thompson Brothers Lithium Project Q 4 2 0 2 1 P r e l i m i n a ry e x p l o r a tion program N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 25 I n i ti a l P u b l i c Offering Preliminary Economic A s s e s s m e n t (PEA) Begin Permitting & E n v i ro n m e n t a l Process Additional Drilling and Drone Survey Initiate F e a si b i l i ty Studies Begin Site Development Start Mining 2017 - 18 Q 4 2 0 2 1 Q 4 2 0 2 1 Q 4 2 0 2 1 Q 1 2 0 2 2 Drilling 10,000m 2 0 2 2 Q 4 2 0 2 2 Q 1 2 0 2 3 Q 1 2 0 2 4 D r i ll i n g 10 , 000m

ENGAGEMENT AND SUPPORT OF LOCAL COMMUNITY

We are acutely aware of the need to respect human rights and the interests, cultures, customs and values of employees and communities affected by our activities. As a company seeking B Corp certification this is embedded in our operating philosophy.



"Snow Lake Lithium fits well within Manitoba's priorities to expand mining operations, green manufacturing and employment"

Dori Gingera-Beauchemin
Manitoba Deputy Minister for Agriculture and Resource Development



"Snow Lake Lithium will be a beneficial project not just for Snow Lake and Northern Manitoba but for the entire province. The economic potential of this exciting project is one that the Manitoba Chambers of Commerce and the Manitoba Mineral Development Fund is proud to support"

Chuck Davidson
President, Manitoba Chamber of Commerce



"The Snow Lake Chamber of Commerce is excited for the upcoming winter drill program by Snow Lake Lithium! We have been impressed with Dale Schultz and his team from the beginning and would love to see one of the world's most sought after minerals being mined in our community!"

Gerard Lamontagne
President, Snow Lake Chamber of Commerce

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 26

EXPERIENCED AND PURPOSE-LED LEADERSHIP

With 100 years of combined mining industry knowledge



Philip Gross
CEO & Board Member

- Globally recognised mining sector leader with more than 20 years experience in leading resources and mining operations
- Expert knowledge and relationships with global commodities and supply chain management firms
- Current external positions include CIO at Temple Asset Management, a leader in resource development and investment
- Previously the CEO of Royal Standard Minerals, a public gold producer



Derek Knight
Secretary and COO

- Operations focused executive with more than 15 years experience in construction and project management in large industrial environments
- Most recently held position of COO and Vice President of Operations for an operating quarry
- Early career included time with Jacobs and Unilever as a Maintenance Planner and continuous improvement lead
- Holds several professional trade licenses



Dale Schultz (P.Geo.)
VP Resource Dev & Board Member

- Veteran exploration and mining expert with a career spanning 30 years
- Geological work at multiple mines including Echo Bay Lupin, Claude Resources Seabee, Battle Mountain Hemlo Camp, Battle Mountain Kori Kollo
- Local knowledge from TVX New Britannia in Snow Lake, Manitoba
- International consulting experience in Bolivia, Ecuador, Mexico, Columbia, Peru, Paraguay, Honduras, Haiti, and Myanmar



Mario Miranda
CFO

- Senior finance executive with 25 years experience in the mineral exploration and energy sectors
- Proven success with taking multiple mining companies through to production across North America and Latin America
- Previously held senior finance roles in the mining industry at FNX Mining Inc, Lakeshore Gold, Bolivar Gold Corp, Pacific Stratus Energy, and Kinross Gold
- Canadian Chartered Professional Accountant



Adam Savitz
Independent ESG Advisor

- Purpose-driven and highly networked cross-functional ESG leader, with 16 years of global experience inspiring CEOs and companies across sectors, to design, build and execute pioneering ESG strategies
- Advised mining companies around the world
- Previously held positions with PwC (Sustainability and Climate Change team) and as an ESG analyst at Innovest (now MSCI ESG) modelling sustainability data



Brian Youngs (C.Tech.)
VP Exploration

- Leading mining consultant and Field Manager with more than 20 years experience specialising in new mining operations
- 10 years as a senior airborne geophysics technician with Geotech Ltd
- Board member at Gamet Gold and lead technical advisor to Temagami Gold Inc. (Progenitor Metals)
- Member of Ontario Association of Certified Engineering Technicians and Technologists

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ENABLING A SUSTAINABLE FUTURE 27

EXPERIENCED AND PURPOSE-LED LEADERSHIP

Board Members



Louie Simens
Chairman

- Chairman of the board of directors since December 2020, and a director since November 2018.
- The Managing Director of a private construction company he joined the Nova Minerals Ltd board of directors in December 2017.
- Extensive experience in micro-cap equities and start-up investing, as well as in corporate restructuring, due diligence and mergers and acquisitions, where he utilizes his knowledge of corporate governance and project management.
- Since 2020. He has served as Non-Executive Chairman of Torian Resources Ltd, and during his time at Torian Resources, Mr. Simens was instrumental in the company's recapitalization and turnaround.



Hadassah Slater
Independent Board Member

- A director since October 2021, Hadassah Slater brings with her 10 years of leadership experience as President of Board of Directors for a large Canadian non-for-profit company.
- Ms. Slater has created a $33 million dollar non-profit centre in Toronto, Canada using various government and private charitable funds and grants.
- Her latest project created an endowment fund for this NFP with plans of future exponential growth.
- Her broad experience in strategic business direction, employee leadership, government lobbying, and investor relations is valuable.



Nachum Labkowski
Independent Board Member

- A director since November 2018, Nachum Labkowski is currently the Chief Executive Officer and principal investor in Halevi Enterprises, a private equity firm which he founded in 2010 that holds equity in more than 30 private companies and invests in real estate worldwide.
- Mr. Labkowski's unique approach to investing has provided significant returns from those companies he has invested in to date.



Allan Engel
Independent Board Member

- A director since September 2021, Allan Engel has three decades experience in managing investments on behalf of private and family trusts in the United Kingdom, Europe and Israel.
- Since 2014 he has built up a portfolio of investments in the UK concentrating mainly on real estate, but also publishing and broadcast media.

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 28

ENABLING A SUSTAINABLE FUTURE Nasdaq: LITM PRO-FORMA BALANCE SHEETAND CAP TABLE Balance sheet highlights (as of 30 June 2021): •Cash –C$318,843 •Debt –C$1,374,819 •Shareholders’ Equity –C$4,752,866 Snow Lake Lithium is majority held by Nova Minerals Limited, an ASX listed Company. •Nova Minerals Limited (74%) •2789502 Ontario Inc (10%) • Management Ownership (10%) Pre-Offering Cap TableCommonStock Outstanding 13,010,176 Warrants (WAEP*: $1.25) 864,525 Options (WAEP*: $2.02) 820,000 Restricted Share Units 240,000 Convertible Notes (WAEP*: $1.01) 751,163 Fully Diluted 15,685,864 *WAEP shown are in approximate US$ amounts

USE OF PROCEEDS
BREAKDOWN

Use of Proceeds	Percentage	Amount (USD)
Resource development activities	52%	$9.27 million
Technical studies and reports	20%	$3.56 million
Corporate purposes	11%	$1.96 million
General corporate expenses	17%	$3.03 million
Total	**100%**	**$17.82 million**

After deducting the estimated underwriters' commissions and offering expenses payable by us, we expect to receive net proceeds of approximately US$17.82 million from this offering (or approximately US$20.57 million if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of USD $7 per share, which is the midpoint of the estimated offering range set forth in the offering summary.


4 BX 36

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 30

TIMELINE
UPCOMING MILESTONES

Upcoming Milestones Schedule

Key Accomplishments

- ✔ Accumulated large land position of 13,828 acres
- ✔ Diamond drilled 4120 m
- ✔ Mineral resource of 11.1Mt at 1% Li_2O
- ✔ PEA underway

Milestones for the Next 12 Months*

- Complete metallurgical analysis
- Complete PEA
- Magnetic drone survey of entire property
- Drill program of 10,000 m
- Initiate baseline environmental permitting studies
- Begin PFS

Beyond the Next 12 Months...*

- Complete bankable feasibility studies
- Finalize LiOH offtake agreements
- Explore strategic partnerships
- Secure project financing
- Build project execution team
  - LiOH marketing
  - Mine/concentrator
  - Chemical plant

*Milestones subject to change

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 31

I N V E S T ME N T HIGHLIGHTS Positioned to capitalize on the rapid growth in demand for lithium, driven by the electrification of the global automobile fleet Powered by 100% renewable energy and launching the first fully electric lithium mine Geographic proximity to the expanding North American electric vehicle and battery production, positions us as an integral provider of sustainable raw materials Based on current resource, a fully functioning lithium mine could produce 160,000 tonnes per annum of 6% lithium spodumene concentrate over an 8 - 10 year period 13,828 acre site has only been 5% explored and already uncovered 11.1 million metric tonnes indicated and inferred resource at 1% Li2O Leadership team of experienced mining executives and operators, with a track record of de - risking and delivering N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 32

APPENDIX N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 33 THE GE O LOGY

PEGMATITES TYPICALLY OCCUR IN CLUSTERS

Overview of lithium pegmatite deposit geology

- Lithium pegmatite dykes account for about one-fourth of the world's lithium production and are a distinct class of mineral deposits.
- Pegmatite dykes are late stage igneous rocks characterized by distinctive textures and massive crystals that may range up to several metres in size.
- Pegmatites tend to be intruded into shallow crustal depths along anisotropies such as faults, fractures, foliation, and bedding.
- Pegmatites do not form in isolation: they typically occur as members of larger populations of cogenetic bodies numbering tens to hundreds and occupying a few tens of square kilometres, or districts. At the district scale, pegmatites typically display mineralogical and geochemical zonation that is broadly concentric surrounding an exposed or inferred granitic pluton.
- The lithium enriched Thompson Brothers (TB) and Sherritt Gordon (SG) pegmatite dyke clusters occur on either side of the Crowduck Bay Fault that bisects Snow Lake's Property.



EXPLANATION
Metasedimentary or metaigneous country rock
Granite
Pegmatitic granite
Pegmatite
Boundary between zones of rare-element enrichment
Fault
Limit of pegmatite halo around granite
Lithium, beryllium, tantalum, tin, (cesium, rubidium)
Lithium, beryllium, niobium greater than tantalum
Beryllium
Parental granite

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 34

THOMPSON BROTHERS
LITHIUM PEGMATITE DYKE CLUSTER

Thompson Brothers Lithium Pegmatite Dyke Cluster



The Thompson Brothers Lithium deposit represents only one of several lithium-enriched pegmatite dykes forming a cluster associated with the Crowduck Bay Fault

- The deposit was drilled in 2017/18 and results have confirmed the resource potential of the lithium deposit
- The lithium mineralization occurs as spodumene, a coarse grained, green mineral, rich in lithium - $LiAl(SiO_3)_2$



TBL 1, 2 and 3 Pegmatites
Sandstone
Conglomerate and derived gneiss
Outcrop sample
Drill Hole
CROWDUCK BAY FAULT
TB-1
TB-2
TB-3
NE Extension
SE Extension
Drill Roads
TBL-2
TBL-3
TBL-5
TBL-7
TBL-8
TBL-9
TBL-10
TBL-11
TBL-14
TBL-15
TBL-17
TBL-19
TBL-23
TBL-24
0.002
0.024
0.039
0.027
0.906
1.404
TB Drill Hole Location Map
Thompson Brothers Lithium Project
Snow Lake, Manitoba
Drawn by: KB
Approved by:
Date: 6-Aug-21
NTS: 63J/SE13 (NAD83, Zone 14)
SNOW LAKE LITHIUM
454200
454400
454600
454800
6079200
6079000
6078800
6078600
6078400
6078200

SNOW LAKE LITHIUM Nasdaq: LITM
ENABLING A SUSTAINABLE FUTURE 35

THOMPSON BROTHERS
LITHIUM DEPOSIT

Spodumene (Li_2O) Pegmatite from TBL



1000 m
1200 m
1400 m
1600 m
1800 m
400 m
200 m
0 m
-200 m
Section 1100
TBL-002
TBL-004
TBL-001
TBL-016
TBL-019
TBL-023
TBL-005
TBL-003
TBL-017
TBL-020
TBL-024
TBL-022
TBL-018
TBL-021
TB-1
TB-2
100 m
Legend
Grade Li2O% X True Thickness (m)
Red = 15 % m
Green = 10 % m
Black = 5 % m
Drill Hole Pierce Point
Thompson Brothers Lithium Project
Longitudinal Section
LI2O % Grade X True Thickness (m)
Snow Lake, Manitoba
SNOW LAKE
LITHIUM

- The Thompson Brothers deposit has been drill tested 1 km along strike and to a vertical depth of ½ Km.
- The mineralization averages 7 to 10m in thickness.
- Drilling results have delivered consistent lithium grades, excellent widths and the mineralization remains open along strike and to depth.
- Potential to develop small surface starter pit on the crown pillar followed by ramp access and underground bulk mining methods.
- The mineralization is composed of quartz, feldspar, spodumene and micas. Deposit has no sulphide minerals



146793
46794

SNOW LAKE LITHIUM Nasdaq: LITM

ENABLING A SUSTAINABLE FUTURE 36

DRILLING STRATEGY TO INCREASE RESOURCE • Current Global Resources: 11.1 Million Tonnes at 1.0% Li 2 O • The deposit is open in all directions and Snow Lake is confident that the resource can be easily expanded to > 20 Mt • Exploration has only taken place on lest than 5% of the land package Snow Lake’s drilling program is designed to achieve the following: • Define the extensions of the deposit • Expand the current resource base • Explore the SG dyke cluster and identify additional resources N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 37

RESOURCE E S TIMATION N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 38 Indicated Resource of 9.08 Mt at 1.00% Li 2 O and an Inferred Resource of 1 . 9 7 M t @ 0 . 9 8% L i 2 O us i n g a 0.3% Li 2 O cut - off grade

OUTSIDE TARGET
SHERRITT GORDON CLUSTER (SG)

- SG lithium pegmatite dyke cluster consists of three lithium pegmatite dykes located on the west side of the Crowduck Bay Fault
- The SG-1 dyke was drill tested in 1942 to a depth of 50m and the dyke remains open at depth. This drilling intersected spodumene in every hole. The SG-2 dyke remains untested
- The Grass River (GR) lithium pegmatite was discovered in August of 2018 by routine prospecting and is interpreted to be part of the SG lithium pegmatite dyke cluster
- Snow Lake plans to establish access, strip, map and complete initial drill test of the SG-1, SG-2 and GR lithium pegmatites



Quartz Diorite
SG-2
SG-1
2.15% Li2O
3.78% Li2O
Grass River Pegmatite Trend
Late Intrusive Rocks (<1.82 Ga)
SG-1 and 2 Pegmatite dykes
Quartz diorite to diorite
Spodumene bearing outcrop
Grab sample outcrop
N
0 50 100 200
Meters
SG Drill Hole Location Map
Thompson Brothers Lithium Project
Snow Lake, Manitoba
SNOW LAKE LITHIUM
Quartz Diorite
Claim Boundary
Grass River Narrows

SNOW LAKE LITHIUM Nasdaq: LITM ENABLING A SUSTAINABLE FUTURE 39

PRELIMINARY ECONOMIC ASSESSMENT NEARING COMPLETION M i ne L ayou t • Preliminary Economic Assessment to be completed by Q3 2021 • Environmental Baseline Study to commence Spring of 2022 • Feasibility Studies to commence summer of 2022 N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 40

Contact: D e r e k K n i g h t Chief Operating Officer m ob i le : ( 5 19 ) 9 09 - 87 45 e m a i l : d k @ sno w la k e li t h i u m . c om t w i tt e r : @ S no w L a k e L i t h i u m w e bs i t e : sno w la k e l i t h i u m . c om Snow Lake Resources Ltd., d/b/a Snow Lake Lithium Ltd. N a sd a q : L I TM ENABLING A SUSTAINABLE FUTURE 41